Exhibit 99.4

AMERICAN REALTY CAPITAL PROPERTIES, INC.

405 Park Avenue, 15th Floor

New York, New York 10022

Marc T. Nemer

c/o Cole Real Estate Investments, Inc.

2325 E. Camelback Road

Suite 1100

Phoenix, AZ 85016

October 22, 2013

Re:	Agreement and Plan of Merger between American Realty Capital Properties, Inc. and Cole Real Estate Investments, Inc.

Reference is made to (i) that certain Agreement and Plan of Merger, dated as of the date hereof (the “ARCP Merger Agreement”), by and among American Realty Capital Properties, Inc., a Maryland corporation (“Parent”), Clark Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Merger Sub”), and Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc.), a Maryland corporation (the “Company”), pursuant to which, among other things, the Company will merge with and into Merger Sub (the “ARCP Transaction”), and (ii) that certain Agreement and Plan of Merger, dated as of March 5, 2013 (the “Cole Holdings Merger Agreement”), by and among the Company, CREInvestments, LLC (“Cole Merger Sub”), a Maryland limited liability company and wholly owned subsidiary of the Company, Cole Holdings Corporation, an Arizona corporation (“Cole Holdings”) wholly owned by Christopher H. Cole (together with his assignees, “Cole”), and Cole, pursuant to which, among other things, Cole Holdings merged with and into Cole Merger Sub (the “Cole Holdings Transaction”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Cole Holdings Merger Agreement, unless otherwise indicated. Marc T. Nemer (“Nemer”) is one of the “Bonus Executives,” as defined in the Cole Holdings Merger Agreement and is entitled to certain Bonus Entitlements (as defined on Schedule 1.4 to the Cole Holdings Merger Agreement) in respect of the Incentive Consideration and Contingent Consideration payable under the Cole Holdings Merger Agreement.

In connection with Parent’s entry into the ARCP Merger Agreement, Parent and Nemer have agreed to certain arrangements relating to, among other things, Nemer’s separation from the Company in connection with the closing of the ARCP Transaction and the payment in full of all amounts to which Nemer is entitled pursuant to the Bonus Entitlements under the Cole Holdings Merger Agreement and the Employment Agreement (as defined below). Accordingly, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, and intending to be legally bound hereby, Parent and Nemer each hereby agree as follows:

1. Amounts Payable to Nemer.

a. Nemer hereby represents and warrants to Parent that, as of the date hereof, the only amounts (whether in the form of cash compensation, stock or equity awards, Company PSUs (as defined in the ARCP Merger Agreement), Company RSUs (as defined in the ARCP Merger Agreement), earn-out payments or other forms of contingent consideration, fees, expense reimbursements or otherwise, in each case, whether payable in the form of cash or other property) to which Nemer or any Affiliate of Nemer, other than the Company and its direct and indirect subsidiaries and other than the Non-Traded REITS and any other entities advised or managed by the Company or any of its direct or indirect subsidiaries (any such Affiliate of Nemer, a “Nemer Affiliate”), is entitled from the Company and its Affiliates are (i) such amounts due under that certain Employment Agreement, dated as of March 26, 2013, by and among the Company, Cole REIT III Operating Partnership, LP (the “Partnership”) and Nemer, as filed with the SEC as Exhibit 10.70 to the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2013, as amended by the First Amendment to Employment Agreement, dated June 18, 2013, as filed with the SEC as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on June 20, 2013 (as so amended, the “Employment Agreement”), (ii) the Bonus Entitlements (as defined on Schedule 1.4 to the Cole Holdings Merger Agreement) in respect of the Incentive Consideration and Contingent Consideration payable under the Cole Holdings Merger Agreement, (iii) Escrowed Shares being held in the Escrow for his benefit, and (iv) any dividends or other distributions payable in respect of any shares of common stock of the Company, par value $0.01 per share (“Company Common Stock”), owned directly or beneficially (e.g., Escrowed Shares) by Nemer, whether directly or through one or more controlled Affiliates. In addition to the foregoing, Nemer is entitled to indemnification, expense reimbursement and other similar rights (“Indemnity Rights”) as a current or former officer, director, trustee, member, manager, partner or other similar position of ownership or authority in respect of the Company, the Partnership or any of their respective affiliates (including, without limitation, the Non-Traded REITs), including, without limitation, any and all rights thereto referenced in the Employment Agreement, the Indemnity Agreement, dated February 12, 2013, from Cole Holdings Corporation to Nemer (the “CHC Indemnity Agreement”), the Cole Holdings Merger Agreement, the Company’s charter and bylaws, the Partnership’s partnership agreement and the other governance documents of the Company and its Affiliates (including, without limitation, the Non-Traded REITS) and rights to coverage pursuant to directors’ and officers’ insurance policies obtained by one or more of the foregoing entities.

b. Nemer hereby represents and warrants to Parent that the Employment Agreement, the Cole Holdings Merger Agreement, the Indemnification Escrow Agreement, dated as of April 5, 2013 (the “Escrow Agreement”), by and among Cole, the Company, the Bonus Executives and U.S. Bank National Association, as escrow agent (the “Escrow Agent”), and the Registration Rights Agreement, dated as of April 5, 2013 (the “Registration Rights Agreement”), by and among the Company, Cole and the other individuals listed on the signature pages thereto, including Nemer, the CHC Indemnity

Agreement and the Indemnity Rights constitute the only contracts, agreements, arrangements and understandings, whether written or oral, between Nemer or any Nemer Affiliate, on the one hand, and the Company, any Company Subsidiary (as defined in the ARCP Merger Agreement), any Other Company Subsidiary (as defined in the ARCP Merger Agreement) or any of their respective Affiliates, on the other hand, with respect to any compensation, fees, equity payments or any other remuneration of any type payable to Nemer or any Nemer Affiliate, and that no other contracts, agreements, arrangements, understandings, side letters or other communications, whether written or oral, which currently or upon the occurrence or non-occurrence of future events, the passage of time or otherwise entitle or could entitle Nemer or any Nemer Affiliate to any amounts not described in Section 1(a) above are currently in effect.

c. Nemer hereby acknowledges and confirms that (i) the maximum aggregate amount of the Aggregate Merger Consideration potentially payable to Nemer under the Cole Holdings Merger Agreement to which he remains entitled as of the date hereof is $38,390,226, which amount consists of Nemer’s Bonus Entitlement in respect of the Incentive Consideration and the Contingent Consideration and (ii) he has received in full any Excess Working Capital Payment and Bonus Entitlement in respect of the Closing Consideration and Listing Consideration, although a substantial portion of the consideration paid in respect of these items (as indicated in Section 6 below) is being held in escrow pursuant to the terms of the Escrow Agreement and Nemer expressly reserves all rights to recover such consideration as and when the same is due for release to Nemer, subject to the terms and conditions of the Cole Holdings Merger Agreement and the Escrow Agreement.

2. Incentive Consideration and Contingent Consideration. Pursuant to Section 2.2 of the Cole Holdings Merger Agreement, in connection with the Listing, the Company is required to pay to Nemer certain Bonus Entitlements in respect of the Incentive Consideration and Contingent Consideration as set forth in Section 1.4 of the Disclosure Schedule to the Cole Holdings Merger Agreement, calculated and payable in accordance with Annex A to the Cole Holdings Merger Agreement (“Annex A”), and pursuant to Section 3.1 of the Cole Holdings Merger Agreement, the Company is required to pay to Nemer certain Bonus Entitlements in respect of the Contingent Consideration as set forth in Section 1.4 of the Disclosure Schedule to the Cole Holdings Merger Agreement, calculated and payable in accordance with Annex B to the Cole Holdings Merger Agreement (“Annex B”). Notwithstanding anything contained in Annex A or Annex B, Parent and Nemer each hereby acknowledge and agree that in satisfaction of the Bonus Entitlements in respect of the Incentive Consideration and Contingent Consideration payable to Nemer pursuant to the Merger Agreement, subject to Section 5(c) below, Parent shall issue to Nemer, within three (3) Business Days following the date that the ARCP Transaction is consummated, a number of validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of Parent (“ARCP Common Stock”), which shares will be approved for listing on the NASDAQ, subject to official notice of issuance, with an aggregate value equal to $38,390,226, such number of shares to be calculated on the Closing Date based on the volume weighted average closing sale price of a share of ARCP Common Stock over the ten (10) consecutive trading days ending the trading day immediately prior to the date that the ARCP

Transaction is consummated on the NASDAQ Stock Market, as reported in the Wall Street Journal, rounded down to the nearest whole share; provided, however, that if the ARCP Transaction is consummated after the end of the Incentive Consideration Test Period and payment of the Bonus Entitlement in respect of the Incentive Consideration by the Company to Nemer, then the amount otherwise payable by Parent to Nemer pursuant to this Section 2 shall be reduced on a dollar-for-dollar basis by the dollar amount upon which the Company determined the number of shares of Company Common Stock to be paid to Nemer as Bonus Entitlements in respect of the Incentive Consideration pursuant to and in accordance with Section 2.2 of the Cole Holdings Merger Agreement. Nemer hereby acknowledges and agrees that the issuance of the Parent Common Stock to him pursuant to this Section 2 will be in full and complete satisfaction of the Bonus Entitlement in respect of the Incentive Consideration (if applicable) and Contingent Consideration otherwise payable to him pursuant to the terms of the Cole Holdings Merger Agreement, and that upon such issuance Parent shall have no further obligation to Nemer in respect thereof.

3. Intentionally Omitted.

4. Intentionally Omitted.

5. Registration Rights; Restrictions on Transfer.

a. Parent and Nemer each hereby agree that (i) all shares of Parent Common Stock issued to Nemer pursuant to Paragraph 2 hereunder and all other shares of Parent Common Stock received by Nemer in connection with the merger provided for in the ARCP Merger Agreement shall be deemed to be Registrable Securities under (and as defined in) the Registration Rights Agreement, (ii) all shares of ARCP Common Stock issued in the ARCP Transaction in respect of shares of Company Common Stock that are, as of the date hereof, or that will be, as of Closing, Registrable Securities under the Registration Rights Agreement shall continue to be Registrable Securities following the effective time of the ARCP Transaction pursuant to the terms of the ARCP Merger Agreement, and (iii) following the effective time of the ARCP Transaction, all obligations of the Company pursuant to the terms of the Registration Rights Agreement shall be obligations of Parent.

b. Parent and Nemer each hereby acknowledge, confirm and agree that, following the effective time of the ARCP Transaction, all of the shares of Company Common Stock held by Nemer and the Nemer Affiliates as of the Closing, including, without limitation, shares of Company Common Stock deemed to be issued to holders of Company RSUs and Company PSUs and including all shares of Company Common Stock received by Nemer prior to the closing of the ARCP Transaction as a Bonus Entitlement in respect of the Incentive Consideration, if any (collectively, the “Nemer Shares”) that are subject to the restrictions on transfer contained in the Registration Rights Agreement shall remain subject to the restrictions on transfer contained therein to the same extent such restrictions would apply if the ARCP Transaction did not occur.

c. Parent and Nemer each hereby agree that, following the effective time of the ARCP Transaction, the Contingent Consideration Shares (as defined below) shall be subject to the restrictions on transfer contained in the Registration Rights Agreement; provided, however, that notwithstanding anything contained in the Registration Rights Agreement to the contrary, the Contingent Consideration Shares shall be subject to the restrictions on transfer contained therein through December 31, 2017, with releases of such restrictions on a quarterly basis on the last day of each calendar quarter, beginning on the last day of the first full calendar quarter following the date that the ARCP Transaction is consummated, of a number of Contingent Consideration Shares equal to the quotient of the aggregate number of Contingent Consideration Shares issued pursuant to Section 2 above divided by the number of full calendar quarters between the date that the ARCP Transaction is consummated and December 31, 2017. In the event Nemer attempts to Transfer all or any portion of the Contingent Consideration Shares in violation of this Section 5(c), such Transfer shall be null and void ab initio, and Parent shall instruct its transfer agent and other third parties not to record or recognize any such purported transaction. Parent may impose stop-transfer instructions with respect to the Contingent Consideration Shares to the extent reasonably required to ensure compliance with the provisions of this Section 5(c). For purposes of this letter, “Contingent Consideration Shares” means: (i) if the ARCP Transaction is consummated after the end of the Incentive Consideration Test Period and payment of the Bonus Entitlement in respect of the Incentive Consideration by the Company to Nemer, all of the shares of Parent Common Stock actually issued to Nemer pursuant to Section 2 above; (ii) if the ARCP Transaction is consummated before the end of the Incentive Consideration Test Period, a number of shares equal to (x) all of the shares of Parent Common Stock actually issued to Nemer pursuant to Section 2 above minus (y) the number of shares of Parent Company Stock that would have been issued in the ARCP Transaction upon conversion of the number of shares Company Common Stock that would have been issued to Nemer as the Bonus Entitlement in respect of the Incentive Consideration if the Incentive Consideration Test Period had been the thirty (30) trading day period ended on the business day immediately prior closing of the ARCP Transaction; and (iii) if the ARCP Transaction is consummated after the end of the Incentive Consideration Test Period but before the issuance of the Bonus Entitlement in respect of the Incentive Consideration by the Company to Nemer, a number of shares equal to (x) all of the shares of Parent Common Stock actually issued to Nemer pursuant to Section 2 above minus (y) the number of shares of Parent Common Stock that would have been issued in the ARCP Transaction upon conversion of the number of shares of Company Common Stock that would have been issued to Nemer as the Bonus Entitlement in respect of the Incentive Consideration if such issuance had been made prior to consummation of the ARCP Transaction.

6. Escrow Agreement. Based on the latest annex to the Escrow Agreement, a total of 4,284,489 shares of Company Common Stock (the “Escrow Share Deposit”) are currently on deposit with the Escrow Agent under the Escrow Agreement. In furtherance of the foregoing, Nemer acknowledges and agrees that, as of and following the effective time of the ARCP Transaction, the Escrow Share Deposit shall remain on deposit with the Escrow Agent in accordance with and subject to the terms of the Escrow Agreement. Notwithstanding anything contained in the Escrow Agreement or the Cole Holdings Merger Agreement, Parent and Nemer each hereby acknowledge and agree that as of the effective time of the ARCP Transaction, (i) each share of Company Common Stock that forms a part of the Escrow Share Deposit shall automatically, without any action by or on behalf of Nemer or Parent, be converted into the right to receive such number of shares of ARCP Common Stock equal to the Exchange Ratio (as defined in the ARCP Merger Agreement) pursuant to the terms of the ARCP Merger Agreement, (ii) all references in the Escrow Agreement to “Company Common Stock” (including, but not limited to, Section 3 of the Escrow Agreement governing the release of the Escrow Share Deposit) will be deemed to be references to ARCP Common Stock, and any reference to a number of shares of “Company Common Stock” shall be a number of shares of ARCP Common Stock adjusted to reflect the Exchange Ratio, (iii) the references in Section 1.6(b) and in Section 11.2(b) of the Cole Holdings Merger Agreement to “the volume-weighted average of the sale prices per share of Parent Common Stock as reported on the NYSE composite transactions reporting system” will be deemed to refer to “the volume-weighted average of the sale prices per share of ARCP Common Stock as reported on the NASDAQ composite transactions reporting system,” (iv) to the extent that Nemer makes a Cash Election with respect to any shares of Company Common Stock that form a part of the Escrow Share Deposit, any and all amounts payable in respect of such shares shall remain on deposit with the Escrow Agent under the Escrow Agreement in accordance with the terms of the Escrow Agreement; provided that any releases under the Escrow Agreement to Nemer will be satisfied first with such cash amounts held in the escrow and attributable to Nemer and thereafter in shares, and (v) all dividends or other income earned in respect of the Escrow Share Deposit or otherwise under the Escrow Agreement (including dividends on the Parent Common Stock to be substituted for the Company Common Stock now held in the escrow) shall be paid to Nemer in accordance with Section 2(c) of the Escrow Agreement, assuming the conversion of the shares of Company Common Stock that form the Escrow Share Deposit into shares of ARCP Common Stock in accordance with the terms of the ARCP Merger Agreement.

7. Separation Agreement. Nemer hereby agrees, in consideration of the payments and benefits provided to Nemer hereunder and after consultation with counsel, that, contingent upon receipt of the amounts set forth in this letter, he shall execute and deliver to Parent, on or prior to the date that the ARCP Transaction is consummated, the separation agreement and general release of claims in the form attached hereto as Exhibit A.

8. Intentionally Omitted.

9. Intentionally Omitted.

10. Non-Disparagement. Until the third anniversary of the closing of the ARCP Transaction: (i) Nemer shall not, directly or indirectly, make any negative comments or otherwise disparage Parent, the Company, or any of their subsidiaries, or any of their respective officers or directors in any manner likely to be harmful to them or their business reputations or personal reputations; and (b) Parent, the Company, their respective subsidiaries and their respective officers and directors agree that they shall not, make any negative comments or otherwise disparage Nemer in any manner likely to be harmful to Nemer or his business reputation or personal reputation. The foregoing shall not be violated by truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including depositions in connection with such proceedings); provided that Nemer has given Parent or Parent has given Nemer, as applicable, prompt written notice of any such legal process and cooperated with Parent’s efforts or Nemer’s efforts, respectively, to seek a protective order.

11. Standstill. From the date hereof until the third anniversary of the date of this letter, Nemer agrees not to, and to cause any person or entity controlled by him not to, directly or indirectly, without the prior written consent of Parent: (i) in any manner acquire, agree to acquire or make any proposal or offer to acquire, directly or indirectly, by purchase, merger, joint venture, business combination, tender offer or otherwise, any securities or direct or indirect rights to acquire any securities of Parent, the Company, any of their respective subsidiaries or any non-traded real estate investment trust or other pooled investment vehicle sponsored or advised by Parent, the Company or any of their respective subsidiaries or affiliates, or any assets of Parent, the Company or their respective subsidiaries or any non-traded real estate investment trust or other pooled investment vehicle sponsored or advised by Parent, the Company or any of their respective subsidiaries or affiliates; (ii) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are used in the rules of the SEC) to vote, or seek to advise or influence any person or entity with respect to the voting of any voting securities of Parent, the Company, any of their respective subsidiaries or any non-traded real estate investment trust or other pooled investment vehicle sponsored or advised by Parent, the Company or any of their respective subsidiaries or affiliates; (iii) enter into any arrangements, understandings or agreements (whether written or oral) with a third party, or advise, assist or encourage, any other third party in connection with any of the foregoing; or (iv) request that Parent amend, waive or terminate any provision of this paragraph if such request would require Parent to make a public announcement of the foregoing; provided, however, that the restrictions contained in this Section 11 (i) shall cease to apply upon the termination of the ARCP Merger Agreement in accordance with its terms (provided that such termination is not as a result of or otherwise related to any breach of this Section 11), and (ii) prior to the consummation of the ARCP Transaction shall not prohibit or otherwise restrict Nemer’s exercise of his fiduciary duties under applicable law in his capacity as a director or officer of any of the entities described in this Section 11.

12. Further Assurances. From time to time after the date hereof as and when requested by Nemer or Parent and at such party’s expense, each of Nemer and Parent agree to execute such further assignments, assumptions, notifications and other documents as may be reasonably requested for the purpose of giving effect to, or evidencing or giving notice of, the transactions contemplated by this letter.

13. Notices. Any notice, request, claim, demand and other communications hereunder shall be sufficient if in writing and sent (a) if personally delivered to an authorized representative of the recipient, when actually delivered to such authorized representative, (b) if sent by facsimile transmission (providing confirmation of transmission) or e-mail of a pdf attachment (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (in the time zone of the recipient) or any day other than a Business Day shall be deemed to have been received at 9:00 a.m. on the next Business Day) or (c) if sent by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13):

a.	If to Nemer, to:

Marc T. Nemer

2325 East Camelback Road, Suite 1100

Phoenix, Arizona 85016

Facsimile:	(480) 449-7021

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

Century Park East, 21st Floor

Los Angeles, California 90067

Attention:	Alison S. Ressler, Esq.
Facsimile:	(310) 712-8800

Phone: (310) 712-6630

b.	If to Parent, to:

American Realty Capital Partners, Inc.

405 Park Avenue, 15th Floor

New York, New York 10022

Fax: (212) 415-6507; and (646) 861-7743

Phone: (212) 415-6501

Attention:	Nicholas S. Schorsch and James A. Tanaka
Email:	nschorsch@arlcap.com; and jtanaka@rcscapital.com

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

Phone: (212) 969-3000

Fax: (212) 969-2900

Attention:	Peter M. Fass, Esq., Steven L. Lichtenfeld, Esq., and Daniel I. Ganitsky, Esq.

Email:	PFass@proskauer.com; SLichtenfeld@proskauer.com; and DGanitsky@proskauer.com

14. Specific Performance. The parties hereto agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this letter in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this letter and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this letter and to enforce specifically the terms and provisions of this letter shall not be required to provide any bond or other security in connection with any such order or injunction.

15. Miscellaneous. This letter may be amended, modified or supplemented only by a written instrument executed by each of the parties hereto. The provisions of this letter are the result of negotiations between the parties; accordingly, this letter shall not be construed in favor of or against any party by reason of the extent to which the party or any of his or its professional advisors participated in its preparation. This letter may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same letter agreement. Delivery of an executed counterpart of a signature page to this letter by facsimile transmission or by e-mail of a pdf attachment shall be effective as delivery of a manually executed counterpart of this letter. This letter shall be governed by and interpreted and enforced in accordance with the laws of the State of Maryland (without reference to the choice of law provisions).

[Signature Page Follows]

Very truly yours,

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:	/s/ Edward M. Weil, Jr.
	Name:	Edward M. Weil, Jr.
	Title:	President

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST SET FORTH ABOVE BY:

/s/ Marc Nemer
MARC NEMER

ACKNOWLEDGED AND AGREED TO AS OF THE DATE FIRST SET FORTH ABOVE BY:

COLE REAL ESTATE INVESTMENTS, INC.

By:	/s/ Stephan Keller
Name: Stephan Keller
Title: EVP and Chief Financial Officer

Exhibit A

Form of Separation Agreement

[Attached hereto.]

Exhibit A

SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS

This Separation Agreement and General Release of all Claims (this “Agreement”) is entered into on                  , 20    , by Marc T. Nemer (the “Executive”).

In consideration of (i) the promises set forth in the Employment Agreement among the Executive, Cole Real Estate Investments, Inc. (f/k/a Cole Credit Property Trust III, Inc.) (the “Company”), and Cole REIT III Operating Partnership, LP (the “Partnership”), dated March 26, 2013 (as amended on June 18, 2013, the “Employment Agreement”), including the severance benefits under Section 4 of the Employment Agreement and (ii) the payments and benefits set forth in that certain letter agreement dated October 22, 2013 by and between American Realty Capital Properties, Inc. (“Parent”) and the Executive (the “Side Letter”), including the acceleration thereof, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Executive agrees as follows:

1.	Termination. Parent and the Executive acknowledge that his last date of employment with the Company will be [—] (the “Termination Date”) and that the severance payments and benefits under Section 4(b) of the Employment Agreement will be payable to the Executive pursuant to and subject to the terms thereof. The Executive acknowledges that the Termination Date will be the termination date of his employment for purposes of participation in and coverage under all benefit plans and programs sponsored by or through the Company or any of its affiliates and that Parent, the Company, the Partnership and their affiliates will have no obligation to rehire the Executive, or to consider the Executive for employment, after the Termination Date. The Executive further acknowledges and agrees that, effective as of the Termination Date, the Executive hereby resigns as an officer of the Company, the Partnership and any of their affiliates and from all boards, committees, positions and offices with the Company, the Partnership and any of their affiliates (including, without limitation, any non-traded real estate investment trusts sponsored by the Company or its affiliates and their respective advisors and property managers (collectively, the Non-Traded REITs”)) and from any such position held with any other entities at the direction or request of the Company, the Partnership or any of their affiliates. The Executive agrees to promptly execute and deliver such other documents as the Company will reasonably request to evidence such resignations. In addition, the Executive agrees and acknowledges that the Termination Date will be the date of his termination from all other offices, positions, trusteeships, committee memberships and fiduciary capacities held with, or on behalf of, the Company, the Partnership or any of their affiliates.

2.	General Release and Waiver of Claims by Executive.

a.

Release. After consultation with counsel, the Executive, on behalf of himself and, to the extent allowable by law, his heirs, executors, administrators, representatives, agents, successors and assigns (the “Releasors”) hereby irrevocably and unconditionally releases and forever discharges the Company, the Partnership and Parent, and each of their respective past, current or future parents, subsidiaries, related organizations and affiliates, and their successors and assigns, and each of their respective officers, employees, directors, shareholders, representatives and agents, and their successors and assigns

(collectively, “Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any federal, state, local or foreign law, that the Releasors may have or in the future may possess, arising out of any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof that relates to the Executive’s employment relationship with and service as an employee, officer or director of the Company or the Partnership, and the termination of such relationship or service; provided, however, that notwithstanding anything else herein to the contrary, this Agreement shall not affect: the obligations of the Company, the Partnership or the Executive set forth in the Employment Agreement or other obligations that, in each case, by their terms, are to be performed after the date hereof by the Company, the Partnership or the Executive (including, without limitation, obligations to the Executive under the Employment Agreement for any severance or similar payments or benefits, under any stock option, stock or equity-based award, plan or agreements, or payments or obligations under any pension plan or other benefit or deferred compensation plan, all of which shall remain in effect in accordance with their terms); any indemnification, expense reimbursement and other similar rights the Executive has as a current or former officer, director, trustee, member, manager, partner or other similar position of ownership or authority in respect of the Company, the Partnership or any of their affiliates (including, without limitation, the Non-Traded REITs), including, without limitation, any and all rights thereto referenced in the Employment Agreement, the separate Indemnity Agreement, dated February 12, 2013, from Cole Holdings Corporation to the Executive, the Company’s bylaws, the Partnership’s partnership agreement, other governance documents or any rights with respect to directors’ and officers’ insurance policies; subject to the Side Letter, the Executive’s right to receive the merger consideration payable in respect of any shares of common stock of the Company owned by the Executive or any of his affiliates pursuant to the terms of the Agreement and Plan of Merger dated as of October 22, 2013 (the “Merger Agreement”), by and among Parent, Clark Acquisition, LLC (“Merger Sub”), and the Company; the Executive’s rights under the Cole Holdings Escrow Agreement or the Registration Rights Agreement (as such terms are defined in the Merger Agreement); the Executive’s rights under the Side Letter; and the Executive’s right to reimbursement of business expenses in the amount of $[—].

b.

Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive under the Employment Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date the Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than [twenty-one (21)] [forty-five (45)] calendar days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; and (iii) the Executive knowingly and voluntarily accepts the terms of this Agreement. The Executive also understands that he has seven (7) calendar days following the date on which he signs this Agreement within which to revoke the release contained in this paragraph, by providing the Company a written notice of his revocation of the release and waiver contained in this paragraph.

c.	No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement.

3.	Proceedings. The Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body, other than with respect to the obligations of the Company and the Partnership to the Executive under the Employment Agreement, the Side Letter, the Cole Holdings Escrow Agreement, the Registration Rights Agreement, or in respect of any other matter described in the proviso to Section 2(a) (each, individually, a “Proceeding”), and agrees not to participate voluntarily in any Proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding.

4.	Non-Interference. Notwithstanding the foregoing, this Agreement is not intended to interfere with the Executive’s right to file a charge or cooperate with an investigation by a governmental agency, including but not limited to the Equal Employment Opportunity Commission, Securities and Exchange Commission, or other similar governmental agencies or bodies. However, the Executive hereby acknowledges and agrees that he has waived any and all relief available (including without limitation, monetary damages, equitable relief and reinstatement) under any of the claims and/or causes of action waived in Section 2, and therefore agrees that he will not accept any award or settlement from any source or proceeding (including but not limited to any proceeding brought by any other person or by any government agency) with respect to any claim or right waived in this Agreement.

5.	Remedies. In the event the Executive initiates or voluntarily participates in any Proceeding following his receipt of written notice from the Company and a failure to cease such participation within thirty (30) calendar days following receipt of such notice, or if he revokes the ADEA release contained in Section 2(b) of this Agreement within the seven (7)-calendar-day period provided under Section 2(b), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under the termination provisions of the Employment Agreement or terminate any benefits or payments that are subsequently due under the Employment Agreement, without waiving the release granted herein. The Executive understands that by entering into this Agreement he will be limiting the availability of certain remedies that he may have against the Releasees and limiting also his ability to pursue certain claims against the Releasees.

6.	Severability Clause. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, will be inoperative.

7.	Nonadmission. Nothing contained in this Agreement will be deemed or construed as an admission of wrongdoing or liability on the part of the Company, the Partnership, Parent or any of the other Releasees.

8.	Governing Law. All matters affecting this Agreement, including the validity thereof, are to be governed by, and interpreted and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State.

9.	Notices. All notices or communications hereunder shall be in writing, addressed as provided in Section 13 of the Side Letter.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.

[Signature Page Follows]

IN WITNESS WHEREOF, the Executive has executed this Agreement and each of the Company, the Partnership, Parent, and Merger Sub has caused this Agreement to be executed by its duly authorized officer on the date first set forth below.

COLE REAL ESTATE INVESTMENTS, INC.

By:
Name:
Title:

COLE REIT III OPERATING PARTNERSHIP, LP

By: Cole Real Estate Investments, Inc., its General Partner

By:
Name:
Title:

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:
Name:
Title:

CLARK ACQUISITION, LLC

By: American Realty Capital Properties, Inc., its sole member

By:
Name:
Title:

THE EXECUTIVE